As filed with the Securities and Exchange Commission on September 15, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEWMONT MINING CORPORATION	NEWMONT USA LIMITED
(Exact name of Registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation or organization)	(Exact name of Registrant as specified in its charter) Delaware State or other jurisdiction of incorporation or organization)
84-1611629 (I.R.S. Employer Identification No.)	13-2526632 (I.R.S. Employer Identification No.)
6363 South Fiddlers Green Circle Greenwood Village, Colorado 80111 (303) 863-7414 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	6363 South Fiddlers Green Circle Greenwood Village, Colorado 80111 (303) 863-7414 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey K. Reeser
Newmont Mining Corporation
6363 South Fiddlers Green Circle
Greenwood Village, Colorado 80111
(303) 863-7414
(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

W. Dean Salter, Esq.
Martha D. Rehm, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Common Stock, $1.60 par value

Preferred Stock, $5.00 par value

Debt Securities	(1)	(1)	(1)	(2)

Guarantees of Debt Securities

Warrants

(1)	Such indeterminate number or amount of common stock, preferred stock, debt securities, guarantees of debt securities and warrants is being registered as may from time to time be sold at indeterminate prices. This Registration Statement also includes such indeterminate amount of common stock, preferred stock and debt securities as may be resold from time to time upon exercise of warrants or conversion of convertible securities being registered hereunder.

(2)	Pursuant to Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS

We or selling securityholders may from time to time offer to sell common stock, preferred stock, debt securities (which may be guaranteed by our wholly owned subsidiary, Newmont USA Limited) or warrants. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “NEM.”

Investing in our securities involves risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”) and the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is September 15, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.

The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

•	debt securities;

•	common stock;

•	preferred stock;

•	guarantees; and

•	warrants.

The debt securities may be guaranteed by our wholly-owned subsidiary, Newmont USA Limited.

Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus (including information incorporated by reference in this prospectus) are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are intended to be covered by the safe harbor provided for under these sections. Our forward-looking statements include, without limitation:

•	estimates regarding future earnings;

•	estimates of future mineral production and sales, for specific operations and on a consolidated or equity basis;

•	estimates of future costs applicable to sales, other expenses and taxes for specific operations and on a consolidated basis;

•	estimates of future cash flows;

•	estimates of future capital expenditures, construction, production or closure activities and other cash needs, for specific operations and on a consolidated basis, and expectations as to the funding or timing thereof;

•	estimates as to the projected development of certain ore deposits, including the timing of such development, the costs of such development and financing plans for these deposits;

•	estimates of reserves and statements regarding future exploration results and reserve replacement and the sensitivity of reserves to metal price changes;

•	statements regarding the availability, terms and costs related to future borrowing, debt repayment and financing;

•	estimates regarding future exploration expenditures, results and reserves;

•	statements regarding fluctuations in financial and currency markets;

•	estimates regarding potential cost savings, productivity, operating performance, and ownership and cost structures;

•	expectations regarding the completion and timing of the acquisition of acquisitions or divestitures;

•	expectations regarding the start-up time, design, mine life, production and costs applicable to sales and exploration potential of our projects;

•	statements regarding modifications to hedge and derivative positions;

•	statements regarding political, economic or governmental conditions and environments;

•	statements regarding future transactions;

•	statements regarding the impacts of changes in the legal and regulatory environment in which we operate; and

•	estimates of future costs and other liabilities for certain environmental matters.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Such risks include, but are not limited to:

•	the price of gold, copper and other commodities;

•	currency fluctuations;

•	geological and metallurgical assumptions;

•	operating performance of equipment, processes and facilities;

•	labor relations;

•	timing of receipt of necessary governmental permits or approvals;

•	domestic and foreign laws or regulations, particularly relating to the environment and mining;

•	domestic and international economic and political conditions;

•	our ability to obtain or maintain necessary financing; and

•	other risks and hazards associated with mining operations.

More detailed information regarding these factors is included in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in

our reports and other documents on file with the SEC. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

All subsequent written and oral forward-looking statements attributable to Newmont or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

THE COMPANY

Newmont Mining Corporation is primarily a gold producer with significant assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, New Zealand and Mexico. At December 31, 2008, we had proven and probable gold reserves of 85.0 million equity ounces and an aggregate land position of approximately 38,840 square miles (100,600 square kilometers). Newmont is also engaged in the production of copper, principally through its Batu Hijau operation in Indonesia. Our original predecessor corporation was incorporated in 1921 under the laws of Delaware.

Newmont’s principal executive offices are located at 6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111. Our telephone number is (303) 863-7414. In this prospectus, “Newmont,” the “Company,” “our” and “we” refer to Newmont Mining Corporation and/or our affiliates and subsidiaries. Our website is located at www.newmont.com. Information contained on our website is not a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” in our annual report on Form 10-K filed with the SEC on February 19, 2009, as amended, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended
	June 30,	Year Ended December 31,
	2009	2008	2007		2006	2005	2004

Ratio of earnings to fixed charges	9.0	7.3	—	(1)	8.3	7.3	10.3

(1)	Earnings for 2007 were inadequate to cover fixed charges by $419 million due to a non-cash write-off of goodwill ($1,122 million) and a pre-tax loss on settlement of price-capped forward sales contracts ($531 million).

For these ratios, “earnings” are computed by adding income (loss) from continuing operations before income taxes and fixed charges (excluding capitalized interest) and excluding our share of income/losses in our equity method affiliates. Fixed charges consist of interest expense, including capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest included in rental expense.

In January 2009, we issued $518 million in aggregate principal amount of 3.00% convertible senior notes due 2012 (including $68 million principal amount of convertible senior notes sold pursuant to an over-allotment option granted by us to the underwriters). The aggregate net proceeds from the sale of these notes amounted to approximately $504 million after deducting the underwriting discount and offering expenses. The notes are convertible into cash and shares of our common stock (or, at our election, in lieu of such shares of common stock, cash or any combination of cash and shares of our common stock), under certain circumstances.

DIVIDEND POLICY

We declared a dividend of $0.10 per share of common stock outstanding in each quarter of 2008, 2007 and 2006, for a total of $0.40 per share during each year. Additionally, Newmont Mining Corporation of Canada Limited, a subsidiary of Newmont (“Newmont Canada”), paid annual dividends of C$0.43, C$0.43 and C$0.46 per share during 2008, 2007 and 2006, respectively. The exchangeable shares issued by Newmont Canada are exchangeable at the option of the holders into Newmont common stock. Holders of exchangeable shares are therefore entitled to receive dividends equivalent to those that we declare on our common stock. For more information on the exchangeable shares, see “Description of Capital Stock — Special Voting Stock.” We declared regular quarterly dividends totaling $0.20 per common share through each of the six months ended June 30, 2009 and June 30, 2008. Additionally, Newmont Canada declared regular quarterly dividends on its exchangeable shares totaling C$0.2461 per share through June 30, 2009 and C$0.2022 per share through June 30, 2008.

The determination of the amount of future dividends will be made by our board of directors from time to time and will depend on our future earnings, capital requirements, financial condition and other relevant factors.

DESCRIPTION OF CAPITAL STOCK

The rights of our stockholders are governed by Delaware law, our certificate of incorporation and our by-laws. The following is a summary of the material terms of our capital stock. For additional information regarding our capital stock, please refer to the applicable provisions of Delaware law, our certificate of incorporation and by-laws.

At July 15, 2009, we had 755,000,000 shares of authorized capital stock. Those shares consisted of:

•	5,000,000 shares of preferred stock, par value $5.00 per share, of which one share of special voting stock was outstanding; and

•	750,000,000 shares of common stock, par value $1.60 per share, of which (1) 479,717,438 shares were outstanding, including shares evidenced by Australian CHESS depositary interests which represent beneficial ownership of shares of our common stock on a ten-for-one basis and (2) 10,280,382 shares were issuable upon conversion of the exchangeable shares of Newmont Canada, have economic rights equivalent to those of our common stock and are exchangeable on a one-for-one basis with shares of our common stock.

The holder of the outstanding share of special voting stock exercises the voting and other rights attached to the share as trustee for and on behalf of the registered holders of outstanding exchangeable shares.

Common Stock

The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our certificate of incorporation, our by-laws and the applicable provisions of Delaware law.

Dividend Rights

Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds of Newmont legally available for the payment of dividends. Subject to the terms of any outstanding preferred stock, holders of our common stock may not receive dividends until we have satisfied our obligations to any holders of our preferred stock.

As a Delaware corporation, we may pay dividends out of surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the General Corporation Law of the State of Delaware also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Currently, we pay dividends on our common stock each quarter. The determination of the amount and timing of future dividends will be made by our board of directors from time to time and will depend on our future earnings, capital requirements, financial conditions and other relevant factors.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters.

The holder of our special voting share, on behalf of the holders of the exchangeable shares of Newmont Canada, is entitled to vote, as a single class, together with the holders of shares of our common stock on all matters on which our stockholders are entitled to vote as to a number of votes equal to the number of outstanding exchangeable shares at the relevant time, subject to certain limits as described below under ‘‘— Special Voting Stock — Voting Rights.” The holders of record of a majority of the outstanding shares of our capital stock entitled to vote at the meeting of our stockholders must be present in person or represented by proxy at the meeting in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, “shares of our capital stock” includes shares of our common stock (including shares represented by Australian CHESS depositary interests), as well as the maximum number of shares of our common stock that the holder of the special voting share is entitled to vote at the meeting on behalf of the holders of the outstanding exchangeable shares. For additional information regarding our special voting share, please see the discussion in “— Special Voting Stock” below.

Special meetings of our stockholders may be called by our board of directors or by the chairman of the board or by our president, and will be called by the chairman of the board or by our president or secretary upon a written request stating the purposes of the proposed meeting and signed by a majority of our board of directors or stockholders owning at least 25% of our outstanding capital stock entitled to vote at the meeting.

Written notice of a meeting of our stockholders is given personally or by mail, not less than 10 days nor more than 60 days before the date on which the meeting is held, to each stockholder of record entitled to vote at the meeting. The notice must state the time, place and purposes of the meeting. In the event of a special meeting called upon the written request of our stockholders, the notice will describe any business set forth in the statement of purpose in the written stockholder request, as well as any additional business that our board of directors proposes to be conducted at the meeting. If mailed, the notice will be sent to our stockholders at their respective addresses appearing on our stock records or to such other addresses as they may designate in writing, and will be deemed given when mailed. A waiver of any notice, signed by a stockholder before or after the time for the meeting, will be deemed equivalent to that stockholder having received the notice.

Our board of directors is not classified. Directors are to be elected by a plurality of those shares of our capital stock present and entitled to vote at a meeting of stockholders, and our stockholders do not have the right to cumulate their votes in the election of directors.

Liquidation

In the event of any liquidation, dissolution or winding up of Newmont, holders of our common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of the holders of any of our preferred stock then outstanding. Immediately prior to any liquidation, dissolution or winding up of Newmont, all holders of exchangeable shares would become holders of our common stock pursuant to the terms of the exchangeable shares and would therefore be entitled to share ratably in any distribution to other holders of common stock.

Redemption

Our common stock is not redeemable or convertible.

Other Provisions

All of the issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock have no preemptive rights with respect to any of our securities.

Listing

Our common stock trades on the New York Stock Exchange under the symbol “NEM.” ChaseMellon Stockholder Services, L.L.C. is the registrar, transfer agent, conversion agent and dividend disbursing agent for our common stock.

Our common stock also trades in the form of Australian CHESS depositary interests on the Australian Stock Exchange under the symbol “NEM.”

Australian CHESS Depositary Interests (CDIs)

The CDIs are units of beneficial ownership in shares of our common stock that are held by CHESS Depositary Nominees Pty Ltd. (ACN 071346506) (“CDN”), a wholly owned subsidiary of the Australian Stock Exchange Limited (ACN 008624691). The CDIs entitle holders to dividends and other rights economically equivalent to our common stock on a ten-for-one basis, including the right to attend meetings of our stockholders. The CDIs are convertible at the option of the holders into shares of our common stock held by CDN on a ten-for-one basis. CDN, as the stockholder of record, will vote the underlying shares of our common stock in accordance with the directions of the CDI holders.

Preferred Stock — General

Our preferred stock is issuable in series. Our board of directors has the power to fix various terms for each series of preferred stock, including the following:

•	voting powers,

•	designations,

•	preferences,

•	the relative participating and option or other rights,

•	qualifications, and

•	limitations and restrictions.

Special Voting Stock

The following is a summary of our special voting stock, which consists of a share of preferred stock with special voting rights. For additional information regarding our special voting stock, please refer to the certificate of designations setting forth the terms of the special voting stock.

Computershare Trust Company of Canada, as trustee under a voting and exchange trust agreement, holds the outstanding share of special voting stock. The holder of the special voting share exercises the voting and other rights attached to the share as trustee for and on behalf of the registered holders of the exchangeable shares of our wholly-owned subsidiary, Newmont Canada. The exchangeable shares have economic rights equivalent to those of our common stock and are exchangeable on a one-for-one basis with shares of our common stock. Upon the unanimous approval of our board of directors, Newmont Canada may from time to time issue additional exchangeable shares. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the special voting share and the related exchangeable shares as they affect us.

Ranking

With respect to distributions of assets upon liquidation, dissolution or winding up of Newmont, the special voting share ranks (1) senior to our common stock, (2) on parity with our other preferred stock and (3) junior to any other class or series of our capital stock.

Dividend Rights

The special voting share is not entitled to receive dividends.

Holders of exchangeable shares are entitled to receive dividends from Newmont Canada which are equivalent to any declared by our board of directors on our common stock. These dividends will be paid out of money, assets or property of Newmont Canada properly applicable to the payment of dividends, or out of authorized but unissued shares of Newmont Canada, as applicable. Holders of exchangeable shares are not entitled to any dividends other than or in excess of the foregoing dividends. The record date for the determination of the holders of exchangeable shares entitled to receive payment of, and the payment date for, any dividend declared on the exchangeable shares will be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on shares of our common stock.

Voting Rights

Holders of exchangeable shares are not holders of our common stock and, therefore, do not have the direct right to vote on matters relating to us on which our stockholders are entitled to vote.

The holder of the special voting share has the right to vote together with the holders of our common stock on all matters on which holders of our common stock are entitled to vote. The holder of the special voting share is entitled to cast a number of votes equal to the lesser of (1) the number of exchangeable shares outstanding from time to time (except those exchangeable shares held by us or our affiliates) and (2) 10% of the total number of votes attached to the shares of our common stock then outstanding. The holder of the special voting share will exercise the voting and others rights attached to the share only on the basis of instructions received from holders of exchangeable shares, as trustee for and on behalf of the registered holders of the exchangeable shares.

Certain Restrictions

So long as any of the exchangeable shares not owned by us or our affiliates are outstanding:

(1) without the approval of the holders of the exchangeable shares and Newmont Canada (unless in each case the economic equivalent is simultaneously issued, distributed or made, as the case may be, to the holders of exchangeable shares), we will not:

•	issue or distribute shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, to the holders of all or substantially all of the then outstanding shares of our common stock by way of stock dividend or other distribution, other than an issue of shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, to holders of shares of our common stock (a) who exercise an option to receive dividends in shares of our common stock or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, in lieu of receiving cash dividends, or (b) pursuant to any dividend reinvestment plan or similar arrangement;

•	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of our common stock entitling them to subscribe for or to purchase shares of our common stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock;

•	issue or distribute to the holders of all or substantially all of our then outstanding shares of common stock (a) shares or securities (including evidences of indebtedness) of Newmont of any class (other than shares of our common stock or securities convertible into or exchangeable for or carrying rights to acquire shares of our common stock), or (b) rights, options, warrants or other assets other than those referred to above;

•	subdivide, redivide or change our then outstanding shares of common stock into a greater number of shares of our common stock;

•	reduce, combine, consolidate or change our then outstanding shares of common stock into a lesser number of shares of our common stock; or

•	reclassify or otherwise change shares of our common stock or effect an amalgamation, merger, reorganization or other transaction affecting shares of our common stock.

(2) in the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to shares of our common stock is proposed by us or is proposed to us or our stockholders and is recommended by our board, or is otherwise effected or to be effected with the consent or approval of the our board, and the exchangeable shares are not redeemed by Newmont Canada or purchased by us (or our wholly-owned subsidiary, Newmont Holdings ULC), we will expeditiously and in good faith take all actions and do all things as are reasonably necessary or desirable to enable and permit holders of exchangeable shares (other than us and our affiliates) to participate in the transaction to the same extent and on an economically equivalent basis as the holders of shares of our common stock, without discrimination. Without limiting the generality of the foregoing, we will take all actions and do all things as are reasonably necessary or desirable to ensure that holders of exchangeable shares may participate in each similar transaction without being required to retract exchangeable shares as against Newmont Canada or, if so required, to ensure that any retraction, shall be effective only upon, and shall be conditional upon, the closing of that transaction and only to the extent necessary to participate in the transaction.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of Newmont, (1) the holder of the special voting share will be entitled to receive an amount equal to $0.001 and (2) all of the exchangeable shares will automatically be exchanged for shares of our common stock. We will purchase each exchangeable share on the fifth business date prior to the liquidation, dissolution or winding up for a purchase price per share to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any.

In the event of the liquidation, dissolution or winding-up of Newmont Canada, we (or Newmont Holdings ULC) have the right to purchase all, but not less than all, of the outstanding exchangeable shares from the holders thereof upon payment of a liquidation amount. The liquidation amount will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions attached to the exchangeable shares on the liquidation, dissolution or winding-up of Newmont Canada, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any.

Redemption and Retraction

The special voting share is not redeemable or convertible, except, if no exchangeable shares, other than exchangeable shares held by us or our affiliates, or securities which could give rise to the issuance of any exchangeable shares to any person, are outstanding, the special voting share will automatically be redeemed for $0.001.

Holders of exchangeable shares are entitled at any time, upon delivery of a certificate representing their exchangeable shares and a duly executed retraction request, to require Newmont Canada to redeem their exchangeable shares. The retraction price will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions attached to the exchangeable shares on a retraction of an exchangeable share, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any. Newmont Canada must deliver all retraction requests to us (or Newmont Holdings ULC), whereupon we (or Newmont Holdings ULC), instead of Newmont Canada, will have the right to purchase for the retraction price the exchangeable shares that are the subject of the request. If we do not exercise this right, Newmont Canada is required to effect the redemption.

On or at any time after the twelfth anniversary of the date on which the exchangeable shares were first issued, subject to acceleration in some circumstances, Newmont Canada is required to redeem all the outstanding exchangeable shares. The redemption price will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions of the exchangeable shares on a redemption of exchangeable shares, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends, if any. In this event, we (or Newmont Holdings ULC) will have the overriding right to acquire the outstanding exchangeable shares in exchange for the redemption price on the redemption date. If we exercise this right, Newmont Canada’s obligation to redeem the exchangeable shares will terminate.

Listing

The exchangeable shares are listed on the Toronto Stock Exchange under the symbol “NMC.”

Anti-Takeover Provisions

Article Ninth of our certificate of incorporation may make it more difficult for various corporations, entities or persons to acquire control of us or to remove management.

Article Ninth of our certificate of incorporation requires us to get the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class, to enter into the following types of transactions:

•	a merger or consolidation between us and another corporation that holds 10% or more of our outstanding shares;

•	the sale or lease of all or a substantial part of our assets to another corporation or entity that holds 10% or more of our outstanding shares; or

•	any sale or lease to us of assets worth more than $10 million in exchange for our securities by another corporation or entity that holds 10% or more of our outstanding shares.

However, Article Ninth does not apply to any transaction if:

•	our board of directors approves the transaction before the other corporation, person or entity becomes a holder of 10% or more of our outstanding shares; or

•	we or our subsidiaries own a majority of the outstanding voting shares of the other corporation.

Article Ninth can only be altered or repealed with the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class.

DESCRIPTION OF DEBT SECURITIES

The debt securities are to be issued under an Indenture (the “Indenture”), to be entered into by and among the Company, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The securities may be issued from time to time in one or more series. The particular terms of each series, or of securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.

The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular securities, to the description of the terms thereof included in the prospectus supplement relating thereto. Wherever particular sections or defined terms of the Indenture are referred to herein or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or therein, as the case may be.

For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Newmont Mining Corporation and do not include any of the Company’s current or future subsidiaries.

General

The Indenture will provide that securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the securities of any series. The securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine. The securities will be unsecured obligations of the Company and, unless otherwise provided in the applicable prospectus supplement, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

The applicable prospectus supplement will set forth the price or prices at which the securities to be offered will be issued and will describe the following terms of such securities:

(1) the title of such securities;

(2) any limit on the aggregate principal amount of such securities or the series of which they are a part;

(3) the date or dates on which the principal of any of such securities will be payable;

(4) the rate or rates at which any of such securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

(5) the place or places where the principal of and any premium and interest on any of such securities will be payable;

(6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such securities may be redeemed, in whole or in part, at the option of the Company;

(7) the obligation, if any, of the Company to redeem or purchase any of such securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

(8) the denominations in which any of such securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(9) if the amount of principal of or any premium or interest on any of such securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(10) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

(11) if the principal of or any premium or interest on any of such securities is to be payable, at the election of the Company or the holder thereof, in one or more currencies or currency units other than those in which such securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

(12) if other than the entire principal amount thereof, the portion of the principal amount of any of such securities which will be payable upon declaration of acceleration of the maturity thereof;

(13) if the principal amount payable at the stated maturity of any of such securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

(14) if applicable, that such securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under “Defeasance and Covenant Defeasance — Defeasance and Discharge” or “Defeasance and Covenant Defeasance — Covenant Defeasance”, or under both such captions;

(15) whether any of such securities will be issuable in whole or in part in the form of one or more global securities and, if so, the respective Depositaries for such global securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Form, Exchange and Transfer — Global Securities” and, if different from those described under such caption, any circumstances under which any such global security may be exchanged in whole or in part for securities registered, and any transfer of such global security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

(16) any addition to or change in the Events of Default applicable to any of such securities and any change in the right of the Trustee or the holders to declare the principal amount of any of such securities due and payable;

(17) any addition to or change in the covenants in the Indenture applicable to any of such securities;

(18) any other terms of such securities not inconsistent with the provisions of the Indenture; and

(19) if applicable, that such securities are to be guaranteed by Newmont USA Limited.

Securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Further Issues

Newmont may, without the consent of the then existing holders of the debt securities of any series, “re-open” a series and issue additional debt securities of that series, which additional debt securities will have the same terms as the debt securities of the same series except for the issue price, issue date and under some circumstances, the first interest payment date. Newmont will not issue any additional debt securities of a series unless the additional debt securities will be fungible with the debt securities of the same series previously issued for U.S. Federal income tax purposes.

Form, Exchange and Transfer

The securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities, securities of each series will be exchangeable for other securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities, securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the Company for any securities will be named in the applicable prospectus supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the securities of each series.

If the securities of any series (or of any series and specified terms) are to be redeemed in part, the Company will not be required to:

(i) issue, register the transfer of or exchange any security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such security that may be selected for redemption and ending at the close of business on the day of such mailing; or

(ii) register the transfer of or exchange any security so selected for redemption, in whole or in part, except the unredeemed portion of any such security being redeemed in part.

Global Securities

Some or all of the securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the securities represented thereby. Each global security will be registered in the name of a depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

Notwithstanding any provision of the Indenture or any security described herein, no global security may be exchanged in whole or in part for securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless (i) the depositary has notified the Company that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the securities represented by such global security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the securities represented thereby for all purposes under the securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated securities in exchange therefor and will not be considered to be the owners or holders of such global security or any securities represented thereby for any purpose under the securities or the Indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a security on any interest payment date will be made to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the securities of a particular series will be payable at the office of such paying agent or paying agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee will be designated as the Company’s sole paying agent for payments with respect to securities of each series. Any other paying agents initially designated by the Company for the securities of a particular series will be named in the applicable prospectus supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place of payment for the securities of a particular series.

All moneys paid by the Company to a paying agent for the payment of the principal of or any premium or interest on any security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such security thereafter may look only to the Company for payment thereof.

Subordination

The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.

Restrictive Covenants Required by the Indenture

The Indenture requires us to comply with certain restrictive covenants. Some of the provisions are described below. All series of debt securities issued under the Indenture will be entitled to the benefits of the covenants described below except for any series of debt securities that provides that they are not entitled to the benefits of the covenants described below.

Definition of Attributable Debt

“Attributable Debt” means, with respect to any lease, the present value of the total net rental payments during the remaining term of the lease. The present value will be determined by using the discount rate implicit in the terms of the lease as determined by two of our officers and will be compounded semiannually. The net amount of rent we may pay under any lease for any period is the amount of rent payable for the period but excluding payments for maintenance, repairs, insurance, taxes, assessments, water rates or similar charges. For any lease which we may terminate by paying a penalty, the net amount of rent will include the penalty, but no rent will be included after the first date that the lease may be terminated.

Definition of Consolidated Net Tangible Assets

“Consolidated Net Tangible Assets” means the aggregate amount of assets minus the following:

•	applicable reserves and other properly deductible items,

•	all current liabilities excluding (1) those that the borrower may extend or renew to a time more than 12 months after the time the amount of the liability is being computed, (2) current maturities of long-term indebtedness and (3) capital lease obligations and

•	all goodwill shown on our balance sheet.

Definition of Funded Debt

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the determination date or having a maturity of less than 12 months but that the borrower may renew or extend beyond 12 months.

Definition of Principal Property

“Principal Property” means any mine, plant or other facility, the land upon which it stands and the fixtures that are a part of it, (1) which is used primarily for mining and processing and is located in the U.S. and (2) the net book value of which exceeds 5% of Consolidated Net Tangible Assets. Principal Property does not include (1) any mine, plant or facility which, in the opinion of our board of directors, is not of material importance to our total business or (2) any portion of a particular mine, plant or facility which is not of material importance to the use or operation of the mine, plant or facility.

Definition of Restricted Subsidiary

“Restricted Subsidiary” means any Subsidiary (1) with substantially all of its property located, or carrying on substantially all of its business, within the U.S. and (2) which owns a Principal Property. “Restricted Subsidiary”, however, does not include any Subsidiary whose primary business consists of (1) financing operations in connection with leasing and conditional sales transactions on behalf of us and our Subsidiaries, (2) purchasing accounts receivable or making loans secured by accounts receivable or inventory or (3) being a finance company.

Definition of Subsidiary

“Subsidiary” is defined as any corporation or entity in which we or one or more of our Subsidiaries directly or indirectly owns a majority of the voting interests.

Limitation on Liens

The Indenture will prohibit us and any of our Restricted Subsidiaries from incurring, issuing, assuming or guarantying any debt for money borrowed or any debt evidenced by notes, bonds, debentures or other similar documents (“Debt”) secured by any mortgage, security interest or other liens (collectively, “Mortgages”) on any Principal Property or shares of stock or indebtedness of any Restricted Subsidiary, without securing all outstanding series of debt securities under the Indenture (other than any series of debt securities that provide that the debt securities of the series are not entitled to the benefit of this covenant) equally and ratably with (or prior to) the secured Debt to be incurred, issued, assumed or guaranteed. This restriction, however, will not apply if the sum of the following does not exceed 10% of Consolidated Net Tangible Assets:

•	the aggregate principal amount of such secured Debt,

•	all secured Debt which would otherwise be prohibited, and

•	all of our and our Restricted Subsidiary’s Attributable Debt in respect of sale and leaseback transactions which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below.

The restriction described above also will not apply to debt for borrowed money secured by the following:

•	Mortgages on property, stock or Debt of any entity existing at the time it becomes a Restricted Subsidiary,

•	Mortgages to secure indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary,

•	Mortgages for taxes, assessments or governmental charges or levies (1) that are not yet due and delinquent or (2) the validity of which is being contested in good faith,

•	Mortgages of materialmen, mechanics, carriers, workmen, repairmen, landlords or other similar Mortgages, or deposits to obtain the release of these Mortgages,

•	Mortgages arising under attachment or restraint or similar legal process and the execution or enforcement of which is stayed and which are being contested in good faith,

•	Mortgages (1) to secure public or statutory obligations, (2) to secure payment of workmen’s compensation, (3) to secure performance in connection with tenders, leases of real property, bids or contracts or (4) to secure (or in lieu of) surety or appeal bonds, and Mortgages made in the ordinary course of business for similar purposes,

•	Mortgages in favor of the United States, any state in the United States, or any foreign governmental entity to secure payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any debt incurred to finance the purchase price or the cost of construction of the property subject to the Mortgage,

•	Mortgages on property (including capitalized leases), stock or Debt of a corporation (1) existing at the time we or our Restricted Subsidiary acquired the entity, (2) that secure the payment of the purchase price, construction cost or improvement cost of the property, stock or Debt or (3) that secure any Debt incurred prior to, at the time of, or within one year after we or our Restricted Subsidiary acquired the property, shares or Debt, completed the construction on or commenced commercial operation of the property for the purpose of financing the purchase price or construction cost,

•	Mortgages existing at the date of the Indenture and

•	any extension, renewal or replacement of any of the Mortgages enumerated above that does not increase the Debt and that is limited to all or a part of the same property, stock or Debt that secured the original mortgage.

The restrictions discussed above also will not apply to (1) any gold-based loan or forward sale arrangement and (2) Mortgages on property that we or any Restricted Subsidiary own or lease to secure our or a Restricted Subsidiary’s proportionate share of any payments required to be made to any Person incurring the expense of developing, exploring or conducting operations for the recovery, processing or sale of the mineral resources of the property.

Limitation on Sales and Leasebacks

The Indenture will prohibit us and any of our Restricted Subsidiaries from entering into any arrangement with any third party lender or investor under which we or any Restricted Subsidiary will lease for a period, including renewals, in excess of three years, any Principal Property if we or the Restricted Subsidiary sold or will sell or transfer the Principal Property more than 270 days after the acquisition of the Principal Property or after completion of construction and commencement of full operation of the Principal Property, to the lender or investor or to any person to whom funds have been or will be advanced by the lender or investor on the security of the Principal Property (herein referred to as a “sale and lease-back transaction”), unless:

•	we or any Restricted Subsidiary could create Debt secured by a mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the debt securities of all series pursuant to the provisions of the covenant on limitation on liens described above or

•	we apply within 180 days after the sale or transfer an amount equal to the greater of (1) the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement or (2) the fair market value of the Principal Property so sold and leased back at the time of entering into the arrangement to:

(a)	the purchase of different property, facilities or equipment which has a value at least equal to the net proceeds of the sale or

(b)	the retirement of our Funded Debt or that of a Restricted Subsidiary (other than as a result of payment at maturity or pursuant to any mandatory sinking fund or prepayment provision).

The amount to be applied to the retirement of Funded Debt, however, will be reduced by:

•	the principal amount of any debt securities of any series delivered within 180 days after such sale to the trustee for retirement and cancellation,

•	if the debt securities of any series are original issue discount debt securities or provide that an amount other than the face value is payable upon maturity or a declaration of acceleration, the amount that is due and payable with respect to such series pursuant to the Indenture delivered within 180 days after such sale to the trustee for retirement and cancellation and

•	the principal amount of Funded Debt, other than the debt securities, voluntarily retired within 180 days after such sale.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any person (a “successor person”), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless:

(i) the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company’s obligations on the securities and under the Indenture;

(ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii) certain other conditions are met.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, each of the following will constitute an Event of Default under the Indenture with respect to securities of any series:

(a) failure to pay principal of or any premium on any security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(b) failure to pay any interest on any securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(c) failure to deposit any sinking fund payment, when due, in respect of any security of that series, whether or not such deposit is prohibited by the subordination provisions of the Indenture;

(d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the outstanding securities of that series, as provided in the Indenture;

(e) acceleration of any indebtedness (other than indebtedness under the securities) of any one or both of the Company and Newmont USA Limited in an aggregate principal amount exceeding $75,000,000, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled; and

(f) certain events in bankruptcy, insolvency or reorganization; and

(g) except as permitted by the Indenture, (i) the Subsidiary Guarantee of Newmont USA Limited shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or (ii) the Newmont USA Limited shall deny or disaffirm its obligation under the Subsidiary Guarantee.

If an Event of Default (other than an Event of Default described in clause (f) above) with respect to the securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series by notice as provided in the Indenture may declare the principal amount of the securities of that series (or, in the case of any security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such security) to be due and payable immediately.

If an Event of Default described in clause (f) above with respect to the securities of any series at the time outstanding shall occur, the principal amount of all the securities of that series (or, in the case of any such original issue discount security or other security, such specified amount) will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “— Modification and Waiver”.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the securities of that series.

No holder of a security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the securities of that series,

(ii) the holders of at least 25% in aggregate principal amount of the outstanding securities of that series have made written request, and such holder or holders have offered indemnity satisfactory, to the Trustee to institute such proceeding as trustee; and

(iii) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a security for the enforcement of payment of the principal of or any premium or interest on such security on or after the applicable due date specified in such security.

The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding security affected thereby:

(i) change the stated maturity of the principal of, or any installment of principal of or interest on, any security, or

(ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or

(iii) reduce the amount of the principal of an original issue discount security or any other security which would be due and payable upon a declaration of acceleration of the maturity thereof, or

(iv) change any place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or

(v) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or

(vi) reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or

(vii) modify any such provisions with respect to modification and waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby.

The holders of not less than a majority in principal amount of the outstanding securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding security of such series affected.

The Indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date:

(i) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date;

(ii) if, as of such date, the principal amount payable at the stated maturity of a security is not determinable (for example, because it is based on an index), the principal amount of such security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such security; and

(iii) the principal amount of a security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such security, of the principal amount of such security (or, in the case of a security described in clause (i) or (ii) above, of the amount described in such clause).

Certain securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the Trust Indenture Act, will not be deemed to be outstanding.

Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by the Company, and may be shortened or lengthened from time to time.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, of the Trust Indenture Act applied to the securities of any series, or to any specified part of a series.

Defeasance and Discharge

The Indenture will provide that, upon the Company’s exercise of its option (if any) to have Section 1302 of the Trust Indenture Act applied to any securities, the Company will be discharged from all its obligations with respect to such securities (except for certain obligations to exchange or register the transfer of securities, to replace stolen, lost or mutilated securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such securities of money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such securities on their respective stated maturities in accordance with the terms of the Indenture and such securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

The Indenture will provide that, upon the Company’s exercise of its option (if any) to have Section 1303 of the Trust Indenture Act applied to any securities, the Company may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (e) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default with respect to such securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such securities, money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such securities on the respective stated maturities in accordance with the terms of the Indenture and such securities. The Company will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any securities and such securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government obligations so deposited in trust would be sufficient to pay amounts due on such securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

Notices

Notices to holders of securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a security is registered as the absolute owner thereof (whether or not such security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indenture and the securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trustee also serves as trustee under other indentures between it, the Company and Newmont USA Limited with respect to other series of debt securities. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default, or upon the occurrence of a default under one or more of such other indentures, the Trustee may be deemed to have a conflicting interest with respect to the securities or one or more of such other indentures for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee.

Subsidiary Guarantees of Newmont USA Limited

Unless otherwise specified in the applicable prospectus supplement, Newmont USA Limited will unconditionally guarantee our payment obligations under the securities. Newmont USA Limited’s subsidiary guarantees will be general unsecured obligations of Newmont USA Limited that will rank senior in right of payment to any of its future indebtedness that is expressly subordinated in right of payment to the subsidiary guarantees, and equally in right of payment with all existing and future unsecured indebtedness and liabilities of Newmont USA Limited that are not so subordinated. Financial information for Newmont USA Limited can be found in the Newmont SEC filings (File No. 001-31240) as listed in “Where You Can Find More Information.” As of June 30, 2009, Newmont USA Limited had approximately $3.0 billion of consolidated indebtedness (including guaranteed debt), which consisted of approximately $2.3 billion of guarantees of indebtedness of Newmont, and approximately $406 million of its own debt, approximately $188 million of which is secured. The remaining debt of approximately $346 million is non-recourse debt of subsidiary companies. In the event of bankruptcy, liquidation, reorganization or other winding up of Newmont USA Limited, the assets of Newmont USA Limited that secure secured debt will be available to pay obligations under the subsidiary guarantees only after all indebtedness under such secured debt has been repaid in full from such assets. In addition to the holders of the securities, the holders of Newmont USA Limited’s other equally ranking unsecured indebtedness and liabilities will have claims against any assets remaining after the payment of all such secured debt. We advise you that there may not be sufficient assets remaining to pay amounts due under either of Newmont USA Limited’s subsidiary guarantees.

Under the terms of Newmont USA Limited’s full and unconditional guarantees, holders of the securities will not be required to exercise their remedies against us before they proceed directly against Newmont USA Limited.

Newmont USA Limited will be released and relieved from all its obligations under its subsidiary guarantees in the following circumstances, each of which is permitted by the Indenture:

•	upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of Newmont USA Limited (other than to us or any of our affiliates);

•	upon the sale or disposition of all or substantially all the assets of Newmont USA Limited (other than to us or any of our affiliates); or

•	upon such time as Newmont USA Limited ceases to guaranty any of our indebtedness other than (i) indebtedness not exceeding $75,000,000 in the aggregate (it being understood that indebtedness of Newmont that is guaranteed by Newmont USA Limited and that also provides that the guarantee of Newmont USA Limited under such indebtedness shall be released and relieved upon such time as Newmont USA Limited ceases to guaranty any of our indebtedness other than indebtedness not exceeding $75,000,000 or more in the aggregate shall not be considered in calculating the amount of indebtedness under this clause (i)) and (ii) indebtedness under the securities.

The subsidiary guarantee for each series of the securities will contain a provision intended to limit Newmont USA Limited’s liability to the maximum amount that it could incur without causing the incurrence of obligations under the subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for us by Holme Roberts & Owen LLP, Denver, Colorado, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to Newmont Mining Corporation’s Current Report on Form 8-K dated September 14, 2009, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Newmont Mining Corporation’s Current Report on Form 8-K dated September 14, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public from our web site at http://www.newmont.com or from the SEC’s web site at http://www.sec.gov. The information on our website is not incorporated by reference into and is not made a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. The footnotes to the financial statements within certain of these documents contain financial information for Newmont USA Limited. Subsequent to filing our Annual Report on Form 10-K, we adopted new accounting standards, changed our reportable segments and recast Kori Kollo operations to discontinued operations, all of which require retrospective application. As a result, we filed a Current Report on Form 8-K dated September 14, 2009 and filed on September 15, 2009 to revise our annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Newmont SEC Filings (File No. 001-31240)	Period

Annual Report on Form 10-K (including the portions of our proxy statement for our 2009 annual meeting of stockholders incorporated by reference therein except for Item 6, Selected Financial Data, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 8, Financial Statements and Supplementary Data)
Year ended December 31, 2008, as amended by the Form 10-K/A filed on June 8, 2009 and the Form 8-K filed on September 15, 2009
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2009 and June 30, 2009
Current Reports on Form 8-K	Filed January 27, 2009 (two reports), January 28, 2009 (two reports), January 29, 2009, February 3, 2009 (two reports), April 1, 2009 and September 15, 2009
The description of our common stock contained in our Registration Statement on Form 8-A	Filed on February 15, 2005, including any amendment or report filed for the purpose of updating that description

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K.

You may request a copy of these filings at no cost to you, by writing or telephoning us as follows:

Newmont Mining Corporation
6363 South Fiddlers Green Circle
Greenwood Village, Colorado 80111
Attn: Office of the Secretary
(303) 863-7414

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this registration statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by the Registrants.

Securities and Exchange Commission filing fee	$	*
Legal fees and expenses		100,000
Accounting fees and expenses		100,000
Printing fees and expenses		50,000
Trustee fees		25,000
Trustee’s counsel fees		10,000

Total	$	*

*	Pursuant to Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee.

Item 15.	Indemnification of Directors and Officers

Each of Article Tenth of the Certificate of Incorporation of Newmont Mining Corporation (“Newmont Mining”) and Article VIII of the Restated Certificate of Incorporation of Newmont USA Limited (“Newmont USA”) provides that its directors shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

The By-Laws of Newmont Mining provide that each person who at any time is or shall have been a director or officer of Newmont Mining, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of Newmont Mining and his or her heirs, executors and administrators, shall be indemnified by Newmont Mining in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Article VI of the By-Laws of Newmont Mining facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between Newmont Mining and the director or officer.

Section 145 of the General Corporation Law of the State of Delaware authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
4.1	Certificate of Incorporation of Newmont Mining Corporation. (Incorporated by reference to Appendix F to Newmont Mining Corporation’s Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.)
4.2	Certificate of Designations of Special Voting Stock of Newmont Mining Corporation. (Incorporated by reference to Exhibit 3.3 to Newmont Mining Corporation’s Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.)
4.3	Certificate of Amendment to the Certificate of Incorporation of Newmont Mining Corporation. (Incorporated by reference to Exhibit 3.4 to Newmont Mining Corporation’s Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.)
4.4	Certificate of Designations of $3.25 Convertible Preferred Stock of Newmont Mining Corporation. (Incorporated by reference to Exhibit 3.6 to Newmont Mining Corporation’s Registration Statement on Form 8-A relating to the registration of its $3.25 convertible preferred stock, filed with the Securities and Exchange Commission on February 15, 2002.)
4.5	Certificate of Elimination of $3.25 Convertible Preferred Stock of Newmont Mining Corporation. (Incorporated by reference to Exhibit 3.1 to Newmont Mining Corporation’s Form 10-Q for the quarter ended June 30, 2009, filed with the Securities and Exchange Commission on July 23, 2009.)
4.6	By-laws of Newmont Mining Corporation, as amended and restated effective April 24, 2007. (Incorporated by reference to Exhibit 3(1) to Newmont Mining Corporation’s Form 10-Q for the quarter ended March 31, 2007, filed with the Securities and Exchange Commission on April 27, 2007.)
4.7	Form of Indenture by and among Newmont Mining Corporation, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A., as trustee.
5.1	Opinion of Holme Roberts & Owen LLP regarding the legality of the securities being registered.
12.1	Computation of ratios of earnings to fixed charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
24.1	Power of Attorney of certain officers and directors of Newmont Mining Corporation.
24.2	Power of Attorney of certain officers and directors of Newmont USA Limited.
25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A.

*	To be filed by amendment or supplement or exhibit incorporated by reference herein.

Item 17.	Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by one of the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their respective securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by either of the undersigned Registrants to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Newmont Mining’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by one of the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted against such Registrant by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village and State of Colorado, on the 15th day of September, 2009.

NEWMONT MINING CORPORATION.

By:	/s/ Jeffrey K. Reeser
Jeffrey K. Reeser
Vice President and Secretary

Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2009.

Signature	Title

* Richard T. O’Brien	President, Chief Executive Officer and Director (Principal Executive Officer)

* Russell D. Ball	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Roger Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Glen A. Barton	Director

* Vincent A. Calarco	Director

* Joseph A. Carrabba	Director

* Noreen Doyle	Director

* Veronica Hagen	Director

* Michael S. Hamson	Director

* Robert J. Miller	Director

Signature		Title

* John B. Prescott		Director

* Donald C. Roth		Director

* James V. Taranik		Director

Simon R. Thompson		Director

*By:	/s/ Jeffrey K. Reeser Jeffrey K. Reeser, attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village and State of Colorado, on the 15th day of September, 2009.

NEWMONT USA LIMITED

By:	/s/ Jeffrey K. Reeser
Jeffrey K. Reeser
Vice President and Secretary

Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2009.

Signature		Title

* Russell D. Ball		Chairman of the Board and Director (Principal Executive Officer and Principal Financial Officer)

* Roger Johnson		Vice President and Controller (Principal Accounting Officer)

* Alan R. Blank		Director

* E. Randall Engel		Director

* Brian Alexander Hill		Director

* Guy Lansdown		Director

*By:	/s/ Jeffrey K. Reeser Jeffrey K. Reeser, attorney-in fact